UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 12, 2014

ROGERS CORPORATION
(Exact name of Registrant as specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	1-4347 (Commission File Number)	06-0513860 (I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
(Address of Principal Executive Offices and Zip Code)

(860) 774-9605
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On May 12, 2014, Rogers Corporation (the “Company”) terminated Dennis M. Loughran from the position of Vice President and Chief Financial Officer.

(c)

At a meeting held on May 9, 2014, the Company’s Board of Directors appointed Mr. David Mathieson, 59, as the next Vice President and Chief Financial Officer of the Company.

From October 2012 to the present time, and also from September 2010 through May 2011, Mr. Mathieson was the principal of David Mathieson LLC, a company offering management consulting, project management and interim management services.  From May 2011 through October 2012, Mr. Mathieson served as Executive Vice President and Chief Financial Officer for Comverge, Inc., a clean energy company providing demand management solutions to electric utilities, grid operators and associated electricity markets.  Mr. Mathieson served as Senior Vice President and Chief Financial Officer for RSC Holdings, Inc., a provider of equipment rental services, from January 2008 until May 2010.  Prior to 2008, Mr. Mathieson was chief financial officer of Brady Corporation and he also held various executive positions with Honeywell International, Inc.

Since 2006, Mr. Mathieson has been a member of the Board of Directors of Tennant Company, and he currently serves as Chairperson of the Audit Committee and as a member of the Governance and Executive Committees.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Mathieson and any director or executive officer of the Company.  With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Mathieson and the Company that would be required to be disclosed.

(e)

Letter Agreement with David Mathieson

On May 11, 2014, Mr. Mathieson and the Company entered into a letter agreement which is attached to this Form 8-K as Exhibit 10.1 and is incorporated by reference.  The following summary of the offer letter does not purport to be complete and is subject to and qualified in its entirety by reference to Exhibit 10.1.

Cash Compensation

Mr. Mathieson’s initial base salary will be $360,000.  Mr. Mathieson will participate in the Company’s Annual Incentive Compensation Plan starting in 2014 (on a pro-rata basis) with a target bonus of 55 percent of annual base salary.

Equity Awards

Mr. Mathieson will receive a stock grant with an initial grant value of $300,000.  The value of this grant will be split equally between time-based restricted stock units, which will vest in one-third increments on each of the first three anniversaries of the grant date (provided Mr. Mathieson is an employee of the Company on such vesting dates), and performance-based restricted stock units which will vest on December 31, 2016 (if Mr. Mathieson is an employee of the Company at that time) to the extent of the Company’s performance during the 2014 through 2016 performance period. These equity awards will be made under the Rogers Corporation 2009 Long-Term Equity Compensation Plan and shall otherwise be subject to the standard terms for time-based and performance-based restricted stock units granted to other executive officers during 2014, including the Rogers Corporation Compensation Recovery Policy.     Mr. Mathieson will also be eligible for a 2015 annual long-term incentive grant which would comprise time-based and performance-based restricted stock units in amounts to be determined by the Board of Directors’ Compensation & Organization Committee in 2015.

Enhanced Severance Protection Upon a Change in Control

The Officer Special Severance Agreement to be entered into between the Company and Mr. Mathieson, provides severance and the other benefits described below upon a Qualifying Involuntary Termination.  The cash severance benefit will be equal to 2.5 times the sum of Mr. Mathieson’s base salary at the time of termination (or, if greater, at the time of the Change in Control) and the most recent annual target bonus determined for Mr. Mathieson (or, if greater, the most recently paid bonus prior to the Change in Control).  In addition, this agreement will provide a pro-rata bonus based on actual performance for the year of termination, and continuation of medical, dental and life insurance benefits for 30 months following termination.  Time-based restricted stock units and other equity awards that vest based solely on continued employment will automatically vest if the surviving corporation does not assume the awards upon a Change in Control or upon employment termination triggering severance benefits.  Performance-based restricted stock units and other equity awards subject to performance vesting will be accelerated on a Change in Control on a pro rata basis and are determined based on actual company performance. If Mr. Mathieson materially breaches any of his obligations under his non-competition covenants, he will be required to repay any severance received with respect to the period in which the breach occurred, his right to continued welfare benefits will cease and all unvested equity awards will be cancelled.  The aggregate benefits under the Officer Special Severance Agreement are limited in all events to an amount that does not equal or exceed an amount that would trigger golden parachute treatment under the federal tax laws.

Other Employment Obligations

Mr. Mathieson’s employment with the Company is contingent upon him signing the standard form of Rogers Corporation Employment, Invention, Confidentiality and Non-Compete Agreement applicable to the Company’s officers.

Indemnification Agreement for David Mathieson

On May 9, 2014, the Board of Directors approved that Mr. Mathieson be covered under the
Company’s standard form of indemnification agreement, which is attached to this Form 8-K as Exhibit 10.2 and is incorporated by reference.  The following summary of the indemnification agreement does not purport to be complete and is subject to and qualified in its entirety by reference to Exhibit 10.2.

The indemnification agreement provides, to the fullest extent permitted under Massachusetts law, indemnification against all expenses and liabilities (as defined in the indemnification agreement) relating to, arising out of or resulting from indemnitee’s status as a director or officer of the Company or any other entity when serving in such capacity at the Company’s request.  In addition, the indemnification agreement provides that the Company will pay in advance of a final disposition of a claim related expenses as and when incurred by the indemnitee.

Item 7.01         Regulation FD Disclosure

On May 12, 2014, the Company issued a press release regarding the matters discussed in Item 5.02 above.  A copy of the press release is furnished herewith as Exhibit 99.1

The information in Item 7.01 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.                                                      Description

10.1	Letter agreement between the Company and David Mathieson agreed to May 11, 2014

10.2	Form of Indemnification Agreement

99.1	Press release, dated May 12, 2014, issued by Rogers Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION

By:	/s/ Terrance W. Mahoney
Terrance W. Mahoney
Vice President & General Counsel

Date:  May 12, 2014